Exhibit 10.2

FORBEARANCE AND CONSENT AGREEMENT

This FORBEARANCE AND CONSENT AGREEMENT ("Agreement") made effective as of June 14, 2013 ("Effective Date") is by and among Milagro Exploration, LLC, a Delaware limited liability company ("Milagro Exploration"), Milagro Producing, LLC, a Delaware limited liability company ("Milagro Producing"; together with Milagro Exploration, the "Borrowers" and individually, a "Borrower"), Milagro Oil & Gas, Inc., a Delaware corporation (the "MOG"), the subsidiaries of MOG party hereto (each a "Subsidiary Guarantor" and together with MOG, the “Guarantors” and together with the Borrowers, the “Obligors”), the Lenders (as defined below), and Wells Fargo Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, as the issuer of letters of credit under the Credit Agreement referred to below (in such capacity, the "Issuer"), and as the swing line lender (in such capacity, the "Swing Line Lender").

RECITALS

A.          Reference is hereby made to that certain Amended and Restated First Lien Credit Agreement dated as of May 11, 2011 among the Borrowers, MOG, the Administrative Agent, the Issuer, the Swing Line Lender and the financial institutions party thereto from time to time, as lenders (the "Lenders"), as heretofore amended (as so amended, the "Credit Agreement"; the defined terms of which are used herein unless otherwise defined herein).

B.           The Obligors wish to Dispose of all of their respective interests in Oil and Gas Properties located in the following fields in one or more transactions: (a) Lake Arthur South (Jefferson Davis and Vermillion Parish, Louisiana), (ii) Morganza (Point Coupee Parish, Louisiana), (iii) Charenton (St. Mary Parish, Louisiana), (iv) Eagle Lake (Colorado County, Texas), (v) Austin (Goliad County, Texas), (vi) La Grulla (Starr County, Texas), (vii) Brookshire (Waller County, Texas), (viii) Hull Airport (Fort Bend County, Texas), (ix) Beech Creek (Hardin County, Texas), (x) Lapeyrouse (Terrebonne Parish, Louisiana), and (xi) Chandeleur Sound Block 71 (St. Bernard Parish, Louisiana) (collectively, the “Subject Assets”).

C.           The Obligors have requested that the Majority Lenders consent to the Disposition by the Obligors of the Subject Assets subject to the terms and conditions set forth herein.

D.           Furthermore, subject to the terms and conditions set forth herein, the parties hereto wish to (i) acknowledge the existence of certain Events of Default, and (ii) provide a temporary forbearance period during which the Administrative Agent, the Issuer, and the Lenders agree not to take any remedial action with respect to such Events of Default.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.     Consent. Subject to the terms and conditions of this Agreement and notwithstanding the existence of Events of Default, the Lenders hereby consent to the Disposition by the Obligors of the Subject Assets whether in one transaction or in different transactions (each a “Subject Transaction” and collectively, the “Subject Transactions”); provided that, (a) each such Subject Transaction must satisfy each of the requirements of a permitted Disposition under Section 7.2.10(d) of the Credit Agreement other than the requirement that no Default or Event of Default exists, (b) the Obligors shall receive Net Cash Proceeds of at least approximately $773,000 in the aggregate from the Subject Transactions, (c) on each Business Day that a Subject Transaction is completed, the Borrowers shall make an optional prepayment of the Loans in an amount equal to the Net Cash Proceeds resulting from such Subject Transaction, and (d) all Subject Transactions shall occur on or prior to July 15, 2013. The consent by the Lenders described in this Section 2 is contingent upon the satisfaction of each of the conditions set forth in the proviso of the immediately preceding sentence and is strictly limited to the Subject Assets. Such consent shall not be construed to be a consent to, or a waiver of, non-compliance with any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents other than Section 7.2.10 solely as to the Disposition of the Subject Assets as expressly set forth herein.

Section 3.     Forbearance.

(a)     The Borrowers hereby acknowledge the existence of the Events of Default resulting from the following (collectively, the "Designated Defaults"): (i) Borrowers' failure to comply with the Leverage Ratio covenant under Section 7.2.4(a) of the Credit Agreement for the fiscal quarter ended March 31, 2013; (ii) Borrowers' failure to appoint a successor chief executive officer as required under the terms of Section 7.2.7; and (iii) Borrowers' failure to provide timely notice of the foregoing Defaults under Section 7.1.1(e) of the Credit Agreement.

(b)     The Lenders hereby agree, subject to the terms of this Agreement, to forbear from exercising any of the following rights and remedies arising solely as a result of the Designated Defaults until the date (the "Forbearance Termination Date") that is the earlier to occur of (i) July 15, 2013, and (ii) the date of the occurrence of any Forbearance Termination Event (as defined below):
(A) rights to accelerate the Obligations (other than the automatic acceleration that would occur under Section 9.2 of the Credit Agreement), (B) rights to enforce guarantees and proceed to enforce and foreclose security interests and Liens (other than after the occurrence of an automatic acceleration under Section 9.2 of the Credit Agreement), and (C) rights to file an involuntary bankruptcy petition against any Obligor. Notwithstanding anything herein to the contrary, nothing herein shall prevent the Administrative Agent from sending or receiving and acknowledging any notices pursuant to the Intercreditor Agreement or from exercising any other rights or remedies resulting from the Designated Defaults, such as those expressly acknowledged in Section 6(g) below.

(c)     The forbearance by the Lenders described above is contingent upon the satisfaction of the conditions precedent set forth below and is limited to the Designated Defaults. This forbearance is limited to the extent expressly described herein and shall not be construed to be a consent to or a permanent waiver of the Designated Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Secured Parties reserve (i) the right to exercise any rights and remedies available to the them in connection with such Designated Defaults on and after the Forbearance Termination Date and (ii) the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

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(d)     Each Obligor hereby further agrees and acknowledges that (i) the Designated Defaults have not been permanently waived as a result of this Agreement and that such forbearance is temporary in nature, and (ii) from and after the Forbearance Termination Date, all rights and remedies of the Lenders enjoined as a result of this Section 3 shall be reinstated.

(e)     Any of the following shall constitute a "Forbearance Termination Event" under this Agreement:

(i)     the failure of any Obligor to comply with any covenant or agreement contained in this Agreement;

(ii)     any representation or warranty contained in this Agreement shall be incorrect in any material respect;

(iii)     the exercise by any creditor or holder of Indebtedness of any Obligor (including the holder of HY Notes or trustee thereto but excluding the Secured Parties under the Loan Documents) of any right or remedy available to them in connection with any default under the documents governing such Indebtedness, including, but not limited to (A) any foreclosure or enforcement action against any collateral, (B) acceleration of such Indebtedness, and (C) delivery of notice of acceleration which commences a Standstill Period (as defined in the Intercreditor Agreement) pursuant to Section 3.02 of the Intercreditor Agreement;

(iv)     the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any applicable bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding (regardless of whether commenced by the Parent, the Holdco Guarantor, any Borrower, any other Obligor or any other Person);

(v)     the occurrence or existence of any Event of Default (other than the Designated Defaults);

(vi)     the termination, expiration or amendment of (or any termination, expiration or rescission of any forbearance or consent provided under) any participation agreement or supporting agreement between or among any of the Obligors and any Confirmed HY Note Holder (defined below), or any repudiation thereof by any Obligor or such HY Note holder; or

(vii)     to the extent the Administrative Agent requests an update on the status of, and developments under, the exchange of HY Notes and related restructuring transactions described in the Confidential Offering Circular and Consent Solicitation Statement dated May 17, 2013 made by the Borrowers, Vanquish Energy, LLC and Vanquish Finance, Inc. (as amended, supplemented, or otherwise modified from time to time with the consent of the Administrative Agent)(the “Offering Circular”), the failure of the Borrowers to provide such updates in the form of a conference call with the Lenders when and as requested by the Administrative Agent.

“Confirmed HY Note Holders” means the holders of HY Notes constituting, in the aggregate, at least 76% of the outstanding principal amount of all HY Notes.

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Section 4.     Obligors' Representations and Warranties. Each Obligor acknowledges, represents, warrants and agrees that: (a) other than the representation and warranty as to no Defaults, after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) the execution, delivery and performance of this Agreement are within the limited liability company or corporate power and authority of such Obligor and have been duly authorized by appropriate limited liability company and corporate action and proceedings; (c) this Agreement constitutes the legal, valid, and binding obligation of such Obligor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; (d) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (e) the Obligors have granted to the Administrative Agent, a valid, binding, perfected, enforceable, first priority (subject to Permitted Liens) Liens in the Collateral and such Liens are not subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; and (f) other than the Designated Defaults, no other Defaults or Events of Default have occurred and are continuing.

Section 5.     Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto and the other Lenders pursuant to the terms of the Credit Agreement upon the occurrence of the following conditions:

(a)     The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Obligors, the Administrative Agent, and the Majority Lenders; and

(b)     The Borrowers shall have paid (i) all fees as agreed to between the Administrative Agent and the Borrowers, (ii) all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date, and (iii) the forbearance fee as set forth in Section 6(f) below.

Section 6.     Acknowledgments and Agreements.

(a)     Each Obligor hereby acknowledges that (i) on the date hereof all outstanding Obligations are payable in accordance with their terms and each Obligor waives any defense, offset, counterclaim or recoupment with respect thereto, and (ii) on the date hereof the aggregate outstanding principal amount of the Obligations (including all Letter of Credit Outstandings) is $135,000,000.

(b)     The descriptions herein of the Designated Defaults are based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Lenders to give notice to the Borrowers or the Guarantors of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof. Each Obligor hereby agrees and acknowledges that the Secured Parties require and will require strict performance by Obligors of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents (including any action or circumstance which is prohibited or limited during the existence of a Default or Event of Default), and no inaction or action by any Secured Party regarding any Default or Event of Default (including but not limited to the Designated Defaults) is intended to be or shall be a waiver thereof. Each Obligor hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Secured Party in the Credit Agreement or in any other Loan Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy (collectively, the "Lender Rights").

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(c)     For the avoidance of doubt, each Obligor hereby also agrees and acknowledges that the consent provided under Section 2 and the forbearance provided under Section 3 above shall not operate as a waiver of or otherwise prejudice any of the Lender Rights as to the Designated Defaults or otherwise other than as expressly provided in Section 3. The Administrative Agent, the Issuer, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement and no past or future discussions with any Secured Party shall (i) establish a custom or course of dealing with respect to any of the Loan Documents, (ii) constitute a waiver or relinquishment of any Default or Event of Default under any of the Loan Documents, (ii) constitute a waiver or relinquishment of any of the agreements, terms or conditions contained in any of the Loan Documents other than the consent to the Disposition of the Subject Assets as expressly provided herein, (iii) constitute a waiver or relinquishment of any rights or remedies of the Administrative Agent, the Issuer, the Swing Line Lender or any Lender with respect to the Loan Documents, or (iv) constitute a waiver or relinquishment of the rights of the Administrative Agent, the Issuer, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Loan Documents, including the amounts agreed to be paid by the Borrowers under clause (f) below.

(d)     Each Borrower, each Guarantor, Administrative Agent, the Swing Line Lender, the Issuer and each Lender does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and the Borrowers and Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, the Loan Documents, and the Guaranties, are not impaired in any respect by this Agreement.

(e)     This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f)     The Borrowers hereby agree to pay to each Lender executing this Agreement and delivering a facsimile, e-mail or original of its signature page hereof to the Administrative Agent (or its counsel) on or prior to 12:30 pm Houston, Texas time on June 14, 2013, a forbearance fee equal to 0.125% times such Lender's pro rata share of the $135,000,000 Borrowing Base in effect under the Credit Agreement on the date hereof. Such forbearance fee (i) is payable in U.S. dollars in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes), (ii) is not refundable under any circumstances, (iii) will not be subject to counterclaim setoff or otherwise affected, (iv) is deemed fully earned by each Lender once its signature page is delivered as provided above, and (v) is due and payable on the Effective Date.

(g)     The Borrowers hereby acknowledge that (i) as provided in Section 3.2.2 of the Credit Agreement and effective as of March 31, 2013, all Obligations are accruing interest at, and will continue to accrue at, the Default Rate so long as any Event of Default is continuing, (ii) as provided in Section 2.3.2 of the Credit Agreement, no outstanding Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing, and (iii) no Lender or Issuer has any obligation to make additional Extension of Credit under the Credit Agreement until the Designated Defaults and all other Events of Default, if any, have been waived in writing by the Majority Lenders (it being understood that none of the Lenders are obligated to grant any such waiver) and such other conditions as required under the Credit Agreement have been met.

Section 7.     Authorization to Release. Notwithstanding the generality of the terms of Section 10.12 of the Credit Agreement, each Lender and Issuer and other Secured Party that is party hereto hereby expressly authorizes the Administrative Agent to release the Subject Assets from the Liens granted under the Loan Documents concurrent with, or upon the effectiveness of, the Disposition of such Subject Assets and the concurrent release of the Subject Assets from the Liens securing the HY Notes.

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Section 8.     Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its respective Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the respective Guaranties) as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its respective Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 9.      Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 10.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.     Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12.     Reinstatement. The obligations of the Obligors under this Agreement or any Loan Document shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of the Obligations is rescinded or must be otherwise restored, whether as a result of any proceedings in a bankruptcy or reorganization or otherwise, and each Obligor agrees to, and does hereby, indemnify each Secured Party on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration.

Section 13.     RELEASE: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the "Released Parties" and individually a "Released Party") from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the "Released Matters"). Each Obligor, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 13 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

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Section 14.     Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

Section 15.     Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized effective as of the Effective Date.

BORROWERS:

MILAGRO EXPLORATION, LLC

By:        /s/ Robert D. LaRocque

Name:   Robert D. LaRocque

Title:     Chief Financial Officer & Treasurer

MILAGRO PRODUCING, LLC

By:        /s/ Robert D. LaRocque

Name:   Robert D. LaRocque

Title:     Chief Financial Officer & Treasurer

GUARANTORS:

MILAGRO OIL & GAS, INC.

By:         /s/ Robert D. LaRocque

Name:    Robert D. LaRocque

Title:     Chief Financial Officer & Treasurer

MILAGRO RESOURCES LLC

By:         /s/ Robert D. LaRocque

Name:    Robert D. LaRocque

Title:     Chief Financial Officer & Treasurer

MILAGRO MID-CONTINENT LLC

By:         /s/ Robert D. LaRocque

Name:    Robert D. LaRocque

Title:     Chief Financial Officer & Treasurer

Signature page to Forbearance and Consent Agreement

ADMINISTRATIVE AGENT/LENDER/ISSUER:

WELLS FARGO BANK, N.A.,
as the Administrative Agent, the Issuer and a Lender

By:         /s/ Lila Jordan

Name:    Lila Jordan

Title:     Managing Director

Signature page to Forbearance and Consent Agreement

LENDER:

MACQUARIE BANK LIMITED

By:        /s/ Linda Evans

Name:   Linda Evans

Title:     Division Director

By:         /s/ Nathan Booker

Name:    Nathan Booker

Title:      Associate Director

Signature page to Forbearance and Consent Agreement

LENDER:

THE ROYAL BANK OF SCOTLAND plc

By:        /s/ David W. Stack

Name:   David W. Stack

Title:     Senior Vice President

Signature page to Forbearance and Consent Agreement

LENDER:

SIEMENS FINANCIAL SERVICES, INC.

By:        /s/ Patrick N. Riley

Name:   Patrick N. Riley

Title:     Vice President

By:        /s/ Daniel Nichols

Name:   Daniel Nichols

Title:     Vice President

Signature page to Forbearance and Consent Agreement

LENDER:

THE BANK OF NOVA SCOTIA

By:

Name:

Title:

Signature page to Forbearance and Consent Agreement

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:        /s/ William B. Robinson

Name:   William B. Robinson

Title:     Vice President

Signature page to Forbearance and Consent Agreement

LENDER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:         /s/ Christopher Day

Name:   Christopher Day

Title:     Authorized Signatory

By:         /s/ Michael Spaight

Name:    Michael Spaight

Title:     Authorized Signatory

Signature page to Forbearance and Consent Agreement